Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of RC-1, Inc. of our report dated April 14, 2020, relating to our audit of the financial statements, which appears in the Annual Report on Form 10-K of RC-1, Inc. for the year ended December 31, 2019.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Assurance Dimensions, Inc.

Assurance Dimensions

Margate, Florida

October 7, 2020